PRESS RELEASE

Contact: Matthew Sokol 203-573-2153

Chemtura Reports First Quarter 2016 Financial Results

First Quarter 2016 GAAP loss from continuing operations of $1.46 per diluted share includes a pension settlement charge of $1.96 per diluted share compared to net income of $0.30 per diluted share for the first quarter of 2015
Managed basis earnings from continuing operations was $0.45 per diluted share for the first quarter of 2016 compared to $0.29 per diluted share for the first quarter of 2015

PHILADELPHIA, PA – April 28, 2016 – Chemtura Corporation, (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the first quarter ended March 31, 2016. The Company also filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. For the first quarter of 2016, Chemtura reported net sales of $414 million and a net loss from continuing operations on a GAAP basis of $96 million, or $1.46 per diluted share. The loss from continuing operations includes a pension settlement charge of $1.96 per diluted share associated with the settlement of approximately 60% of our U.S. qualified pension plan obligations as of February 2016. As this loss was previously recorded in other comprehensive loss, the pension settlement charge has no net impact on our stockholders’ equity. Net earnings from continuing operations on a managed basis were $30 million, or $0.45 per diluted share.
First Quarter 2016 Financial Results
The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.
The following is a summary of the unaudited financial results from continuing operations on a GAAP and managed basis:

(In millions, except per share data)	Quarters Ended - GAAP			Quarters Ended - Managed Basis
	March 31,	March 31,		March 31,	March 31,
	2016	2015	% change	2016	2015	% change
Net sales	$414	$438	(5%)	$405	$429	(6%)
Operating (loss) income	$(101)	$29	(a)	$51	$25	104%
(Loss) earnings	$(96)	$21	(a)	$30	$20	50%
(Loss) earnings - per diluted share	$(1.46)	$0.30	(a)	$0.45	$0.29	55%
Adjusted EBITDA				$75	$51	47%
(a) - Changes greater than 150% are not shown.

CEO Remarks
"Our first quarter performance delivered a strong start to 2016 and was our fifth consecutive quarter of year-over-year Adjusted EBITDA improvement for our two Industrial business segments," commented Craig Rogerson, Chemtura’s Chairman, President and Chief Executive Officer. "Adjusted EBITDA for the quarter of $75 million compared to $51 million a year ago lifted our last twelve months Adjusted EBITDA as of March 31, 2016 to $261 million from $237 million in December 2015."
"Our Industrial Performance Products segment bounced back from its weaker fourth quarter as customers picked up their order rates. The segment also benefited sequentially from favorable 'price over raw materials', solid manufacturing performance, control over spending and the recognition of income from a technology license. Our Industrial Engineered Products segment finally saw the long anticipated softening in demand for its clear brine fluid products due to reduced offshore oil and gas exploration and organometallics saw a weaker quarter due to order timing and raw material supply delays. The impact was offset in part by the continued growth in Emerald Innovation 3000TM revenues and holding the improvements achieved in the pricing of bromine and bromine derivatives," said Mr. Rogerson.
Mr. Rogerson continued, “During the quarter, we took the opportunity to further de-risk our pension plan exposures through the purchase on favorable terms of a bulk pension annuity contract by our U.S. qualified plan for approximately 5,000 retirees. This action reduces both the potential future cash contributions to this plan and our exposure to its investment performance over the longer term. As a result of this pension de-risking action, our 2016 cash contributions to all our pension and post retirement plans peaked in the first quarter but will now be lower in the remaining quarters of 2016.”
“During the quarter we took advantage of weaker stock market conditions to continue our purchases of our common stock,” noted Mr. Rogerson. “We repurchased 3.5 million shares of common stock, approximately 5% of the shares outstanding as of December 31, 2015, at a cost of $89 million. The shares of Chemtura common stock outstanding as of March 31, 2016 were 64 million. As of March 31, 2016, we have a remaining authorization under our share repurchase program of approximately $82 million.”
Concluding, Mr. Rogerson noted, "Free cash flow was low this quarter due to increases in net working capital. While the investment in working capital was required by the underlying growth in sales compared to the fourth quarter, we are committed to improving working capital efficiency and anticipate reductions in the second half of 2016 so that we meet or exceed our free cash flow targets for the year."
First Quarter Overview
See tables that follow for a quantitative summary of components of change by segment between the first quarter of 2016 and the first quarter of 2015 ("year-over-year") and compared to the fourth quarter of 2015 ("sequential")
Industrial Performance Products ("IPP")
Our IPP segment reported lower net sales and higher operating income on both a GAAP and managed basis for the first quarter of 2016 compared with the first quarter of 2015. GAAP and managed basis net sales and operating income were both higher on a sequential basis.
The comparison of net sales between the first quarters of 2016 and 2015 reflect lower sales prices in 2016 as a result of passing along the benefit of lower raw material costs to certain customers where required under contract. Lower raw material costs were driven mostly by lower oil prices. Sequentially, sales prices were relatively flat and we experienced volume increases in almost all of our petroleum additive and urethane products due in part to improved orders in the automotive, power generation and general industrial markets. However, year-over-year slowing demand in the mining and oil & gas industries that we experienced throughout 2015 continued into the first quarter of 2016 which impacted our urethane products sales volumes. Unfavorable product mix in our petroleum additive synthetic finished fluids and base stocks was offset in part by higher volumes in our intermediate and detergent products.
Operating income on a GAAP and managed basis improved in the first quarter year-over-year and sequentially. The improvement year-over-year was due to lower raw material and manufacturing costs, which more than offset lower selling prices and unfavorable product mix. Sequentially, the segment benefited from favorable price over raw materials coupled with favorable manufacturing costs.

Industrial Engineered Products ("IEP")
Our IEP segment reported lower net sales and higher operating income on both a GAAP and managed basis for the first quarter of 2016 compared with the first quarter of 2015. GAAP and managed basis net sales and operating income were both higher on a sequential basis.
Year-over-year volume declines in demand for clear brine fluids used in the drilling of deep offshore oil and gas wells offset the benefit of higher volumes for our Emerald Innovation 3000™ product. We also saw lower volume as the result of order timing under certain customer agreements and the exit of our bromine-based biocides product line in June of 2015 with the closure of our Adrian, MI facility. The increase in the sales prices for bromine and bromine derivatives over the last twelve months partially offset the revenue decline due to lower year-over-year sales volumes. Sequentially, the improvement in net sales was driven by increased sales prices coupled with favorable product mix, which offset lower clear brine fluids volumes.
Operating income in the first quarter of 2016 was higher year-over-year and sequentially. Compared with the prior year, operating income reflected the benefit of favorable price over raw materials coupled with favorable manufacturing costs and variances, primarily the result of the increased production of Emerald Innovation 3000™. Sequentially, operating income improved only slightly as the benefit from the absence of a charge we recorded in the fourth quarter of 2015 related to the discontinuance of a product line was offset by unfavorable manufacturing costs and absorption caused by the decline in volume.
Corporate
Our Corporate segment expense decreased slightly year-over-year and sequentially. Corporate expense in 2015 included a gain on the sale of a former facility in the United States which did not recur in 2016. Corporate expense in the first quarter of 2016 was favorably impacted by lower accruals for environmental obligations and lower pension expense.

Agrochemical Manufacturing Segment
The Agrochemical Manufacturing segment reported lower net sales and slightly higher operating income on a GAAP and managed basis year-over-year and sequentially.
The decrease in net sales is attributable to a reduction in volume due to timing of shipments under our supply agreements. The results for all periods reported include $9 million in net sales and operating profit related to the non-cash amortization, net of accretion, of a below-market contract obligation that is related to our supply agreements.
Income Taxes
Income tax benefit on a GAAP basis was $15 million in the first quarter of 2016 compared with expense of $11 million in the first quarter of 2015 and a benefit of $27 million in the fourth quarter of 2015. On a GAAP basis, we recognized a tax benefit of $33 million related to the pension annuity transaction in the first quarter of 2016. We anticipate that our managed basis tax rate for 2016 will be 28%.
Cash income taxes paid (net of refunds) for the first quarter of 2016, the first quarter of 2015 and the fourth quarter of 2015 were $2 million, $18 million and $4 million, respectively.

Other Highlights

•
In February 2016, our U.S. qualified pension plan (the "US Qualified Plan") purchased a group annuity contract from an insurance company transferring payment responsibility for retirement pension benefits for approximately 5,000 of our U.S. retired pensioners. Through this irrevocable transfer of these pension obligations, our obligations to fund benefit obligations under the US Qualified Plan have been significantly reduced. The transfer lowered the US Qualified Plan's overall projected pension benefit obligation by $363 million. The annuity purchase price was $354 million and was funded by the assets of the US Qualified Plan. As a result of this transaction, we recognized a pre-tax pension settlement charge of $162 million for this quarter. Additionally, we contributed $35 million of cash to the US Qualified Plan to maintain its funded status at its approximate level prior to the transaction. These transactions represent one more step in a series of actions undertaken since December 31, 2010 to bring our aggregate pension obligations more in line with those of comparably-sized peers as well as to reduce earnings volatility driven by actuarial performance versus actuarial assumptions. Since December 31, 2010, the projected benefit obligation of the US Qualified Plan has been reduced by 75%. This plan has been closed to new participants since January 1, 2006.

•
Net cash used in operating activities for the first quarter of 2016 was $32 million as compared with net cash provided by operating activities of $16 million and $42 million for the first and fourth quarters of 2015, respectively. Cash flows for the first quarter of 2016 included $49 million of cash contributions to our pension and post-retirement benefit plans which included the $35 million contribution to the US Qualified Plan noted above.

•
Free cash flow (which we define as net cash provided by (used in) operating activities less capital expenditures plus cash contributions to our pension and post-retirement benefit plans) was $2 million in the first quarter of 2016 primarily due to a $34 million increase in net working capital (the change in the sum of accounts receivable and inventory less the change in accounts payable since December 31, 2015). We anticipate that working capital will trend down in the second half of 2016.

•
Capital expenditures for the first quarter of 2016 were $15 million compared to $13 million in the first quarter of 2015 and $27 million in the fourth quarter of 2015. The sequential decrease was due to lower spending at our Nantong, China facility where the urethanes component of this project was substantially completed by the end of 2015.

•
Our total debt was $514 million as of March 31, 2016 compared with $511 million as of December 31, 2015. Debt as reported in our financial statements reflects the change in U.S. GAAP to now report debt net of unamortized debt financing costs.

•
Cash and cash equivalents were $194 million as of March 31, 2016 compared with $323 million as of December 31, 2015. The decrease was primarily the result of shares repurchases under our share repurchase program and the contribution of cash to our US Qualified Plan.

Outlook
“Our operating profitability in the first quarter of 2016 was at the rate we anticipate sustaining for the remainder of the year in order to meet our targeted improvement,” said Mr. Rogerson. “This is not a year where we can expect business conditions to get better as the year progresses. Over the next two quarters, we expect to deliver profitability at approximately the same level as we have this quarter, with potentially a modest sequential decline in the fourth quarter as we have previously observed that customers may reduce inventory levels at the end of the year.”
Mr. Rogerson continued, “Our planned initiatives are delivering revenue growth but so far the benefit has been offset by weakness in demand in other applications. We remain focused on all our development opportunities.”
Concluding, Mr. Rogerson added “In addition to delivering profitability growth in 2016 we remain focused on cash flow generation. After a slow start in the first quarter, we should gain momentum as the year progresses and continue to plan to meet our goal of delivering free cash flow at or above the level we delivered in 2015.”

First Quarter Earnings Q&A Teleconference
Copies of this release will be available on the Investor Relations section of our website at www.chemtura.com. We will host a teleconference to review these results at 9:00 a.m. (EDT) on Friday, April 29, 2016. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 633-3602 and for all other participants is (404) 665-9523. The conference ID code is 84038897.
Replay of the call will be available for thirty days, starting at 12 p.m. (EDT) on Friday, April 29, 2016. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 84038897. An audio webcast of the call can be accessed via the link below during the time of the call:
http://edge.media-server.com/m/p/advrpfau
Chemtura Corporation, with 2015 net sales of $1.7 billion, is a global manufacturer and marketer of specialty chemicals. Additional information concerning us is available at www.chemtura.com.
Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.
Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with facility closures, severance and related costs; gains and losses on the sale of businesses and assets; increased depreciation due to the change in useful life of assets under restructuring programs; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations; impairment charges; changes in our pension plans as a result of dispositions, merger or significant plan amendments; the release of cumulative translation adjustments upon the complete or substantial liquidation of any majority-owned entity; and the recognition of the fair value, net of accretion, of any significant below-market contractual obligations. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.
While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and may not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements
This earnings press release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products and expectations for growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in forward-looking statements. Important factors that could cause our results to differ materially from those expressed in forward-looking statements include, but are not limited to, economic, business, competitive, political, regulatory, legal and governmental conditions in the countries and regions in which we operate. These factors and others are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

Page

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Quarters ended March 31, 2016, December 31, 2015 and March 31, 2015	7

GAAP and Managed Basis Segment Net Sales, Operating Income and Adjusted EBITDA (Unaudited) -
Quarters ended March 31, 2016, December 31, 2015 and March 31, 2015	8

Condensed Consolidated Balance Sheets - March 31, 2016 (Unaudited) and December 31, 2015	9

Condensed Consolidated Statements of Cash Flows and Supplemental Data (Unaudited) -
Quarters ended March 31, 2016, December 31, 2015 and March 31, 2015	10

Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited) -
Quarter ended March 31, 2016 versus March 31, 2015 and December 31, 2015	11

GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited) -
Quarters ended March 31, 2016, December 31, 2015 and March 31, 2015	12

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Quarters ended March 31, 2016, December 31, 2015 and March 31, 2015	13

CHEMTURA CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	GAAP - Quarters Ended			Managed Basis - Quarters Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	December 31, 2015	March 31, 2015

Net sales	$414	$399	$438	$405	$390	$429
Cost of goods sold	293	295	340	293	295	340
Gross profit	121	104	98	112	95	89
Gross profit %	29%	26%	22%	28%	24%	21%

Selling, general and administrative	33	38	36	35	38	36
Depreciation and amortization	21	23	24	21	23	23
Research and development	5	5	5	5	5	5
Facility closures, severance and related costs	—	1	1	—	—	—
Loss on sale of business	—	—	3	—	—	—
Impairment charges	1	1	—	—	—	—
Pension settlement	162	—	—	—	—	—
Operating (loss) income	(101)	36	29	51	29	25
Interest expense	(8)	(7)	(8)	(8)	(7)	(8)
Other (expense) income, net	(2)	10	11	(2)	2	11
(Loss) earnings from continuing operations before income taxes	(111)	39	32	41	24	28
Income tax benefit (expense)	15	27	(11)	(11)	6	(8)
(Loss) earnings from continuing operations	$(96)	$66	$21	$30	$30	$20

Per share information:
(Loss) earnings from continuing operations - Basic	$(1.46)	$0.98	$0.31	$0.46	$0.45	$0.29
(Loss) earnings from continuing operations - Diluted	$(1.46)	$0.96	$0.30	$0.45	$0.44	$0.29

Weighted average shares outstanding - Basic	65.7	67.4	68.8	65.7	67.4	68.8
Weighted average shares outstanding - Diluted	65.7	68.5	69.8	66.5	68.5	69.8

Comparison versus December 31, 2015:
% change in net sales	4%			4%
% change in operating income	(a)			76%

Comparison versus March 31, 2015:
% change in net sales	(5)%			(6)%
% change in operating income	(a)			104%

(a) - Changes greater than 150% are not shown

CHEMTURA CORPORATION
Segment Net Sales, Operating Income and Adjusted EBITDA (Unaudited)
(In millions)

	GAAP - Quarters Ended			Managed Basis - Quarters Ended
	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	December 31, 2015	March 31, 2015
NET SALES
Petroleum additives	$151	$141	$159	$151	$141	$159
Urethanes	65	57	73	65	57	73
Industrial Performance Products	216	198	232	216	198	232
Bromine based & related products	135	134	139	135	134	139
Organometallics	37	35	36	37	35	36
Industrial Engineered Products	172	169	175	172	169	175
Agrochemical Manufacturing	26	32	31	17	23	22
Total net sales	$414	$399	$438	$405	$390	$429
OPERATING INCOME (LOSS)
Industrial Performance Products	$46	$30	$36	$46	$30	$36
Industrial Engineered Products	18	17	2	18	17	3
Agrochemical Manufacturing	10	8	8	1	(1)	(1)
Segment operating income	74	55	46	65	46	38
General corporate expense, including amortization	(12)	(17)	(13)	(14)	(17)	(13)
Facility closures, severance and related costs	—	(1)	(1)	—	—	—
Loss on sale of business	—	—	(3)	—	—	—
Impairment charges	(1)	(1)	—	—	—	—
Pension settlement	(162)	—	—	—	—	—
Total operating (loss) income	$(101)	$36	$29	$51	$29	$25

Adjusted EBITDA by Segment:
Industrial Performance Products				$53	$37	$43
Industrial Engineered Products				29	29	14
Agrochemical Manufacturing				2	—	—
General corporate expense				(9)	(11)	(6)
Adjusted EBITDA				$75	$55	$51

CHEMTURA CORPORATION
Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$194	$323
Accounts receivable, net	238	210
Inventories, net	328	315
Other current assets	125	130
Total current assets	885	978
NON-CURRENT ASSETS
Property, plant and equipment, net	665	663
Goodwill	166	166
Intangible assets, net	86	88
Deferred tax asset	341	354
Other assets	126	111
Total Assets	$2,269	$2,360

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term borrowings	$49	$46
Accounts payable	119	120
Accrued expenses	124	142
Below market contract obligation - current	38	38
Income taxes payable	24	15
Total current liabilities	354	361
NON-CURRENT LIABILITIES
Long-term debt	465	465
Pension and post-retirement health care liabilities	233	270
Below market contract obligation - non-current	136	145
Deferred tax liability	5	7
Other liabilities	109	110
Total liabilities	1,302	1,358

TOTAL EQUITY	967	1,002
Total Liabilities and Equity	$2,269	$2,360

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows and Supplemental Data (Unaudited)
(In millions)

	Quarters Ended
Increase (decrease) to cash	March 31, 2016	December 31, 2015	March 31, 2015

Condensed Consolidated Statements of Cash Flows (Unaudited)
Net cash (used in) provided by operating activities	$(32)	$42	$16
Net cash used in investing activities	(15)	(27)	(15)
Net cash used in financing activities	(88)	(3)	(136)
Effect of exchange rates on cash and cash equivalents	6	(6)	(12)
Change in cash and cash equivalents	(129)	6	(147)
Cash and cash equivalents at beginning of period	323	317	392
Cash and cash equivalents at end of period	$194	$323	$245

Supplemental cash flow data:
Changes in accounts receivable	$(24)	$16	$(23)
Changes in inventory	$(7)	$(2)	$1
Changes in accounts payable	$(3)	$(17)	$11
Changes in pension and post-retirement health care liabilities	$(49)	$(3)	$(4)

Capital expenditures	$(15)	$(27)	$(13)
Common shares acquired	$(89)	$(10)	$(122)
Income tax payments - net of refunds	$(2)	$(4)	$(18)
Interest payments	$(14)	$(1)	$(14)

Free Cash Flow:
Net cash (used in) provided by operating activities	$(32)	$42	$16
Cash contributions to pension and post-retirement health care liabilities	49	4	5
Capital expenditures	(15)	(27)	(13)
Free Cash Flow	$2	$19	$8

Capitalization data:	As of March 31, 2016
Total debt	$514
Cash and cash equivalents	$194
Net Debt (Total debt less Cash and cash equivalents)	$320

Share Repurchase Program:	Shares purchased	Cost of shares	Remaining Authorization
Remaining authorized share purchases at December 31, 2015			$171
1Q 2016 Share Purchases	3.5	$89	$82

CHEMTURA CORPORATION
Major Factors Affecting Managed Basis Net Sales and Operating Results (Unaudited)
(In millions)

Net Sales - Managed Basis (a)	Industrial Performance Products	Industrial Engineered Products	Agrochemical Manufacturing	Total
Quarter Ended March 31, 2015	$232	$175	$22	$429
Changes in selling prices	(11)	3	—	(8)
Unit volume and mix	(4)	(6)	(5)	(15)
Foreign currency	(1)	—	—	(1)
Quarter Ended March 31, 2016	$216	$172	$17	$405

Quarter Ended December 31, 2015	$198	$169	$23	$390
Changes in selling prices	(3)	2	—	(1)
Unit volume and mix	21	1	(6)	16
Quarter Ended March 31, 2016	$216	$172	$17	$405

Operating Income - Managed Basis (a) (b)	Industrial Performance Products	Industrial Engineered Products	Agrochemical Manufacturing	General corporate expense	Total
Quarter Ended March 31, 2015	$36	$3	$(1)	$(13)	$25
Price over raw materials	(2)	5	—	—	3
Unit volume and mix	7	—	2	—	9
Foreign currency	1	1	—	—	2
Manufacturing cost and absorption	2	7	—	—	9
Depreciation and amortization expense	—	—	—	2	2
SG&A	1	1	—	(2)	—
Other	1	1	—	(1)	1
Quarter Ended March 31, 2016	$46	$18	$1	$(14)	$51

Quarter Ended December 31, 2015	$30	$17	$(1)	$(17)	$29
Price over raw materials	3	1	—	—	4
Unit volume and mix	12	3	2	—	17
Foreign currency	1	—	—	—	1
Manufacturing cost	1	(2)	—	—	(1)
Distribution cost	—	(1)	—	—	(1)
Depreciation and amortization expense	—	1	—	1	2
SG&A	1	—	—	1	2
Other	(2)	(1)	—	1	(2)
Quarter Ended March 31, 2016	$46	$18	$1	$(14)	$51

(a) - See tables that follow for a reconciliation of Net Sales and Operating Income to GAAP.
(b) - See tables that follow for a reconciliation to Adjusted EBITDA. Adjusted EBITDA excludes depreciation and amortization expense and share-based compensation expense from Operating Income on a Managed Basis.

CHEMTURA CORPORATION
GAAP and Managed Basis Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended March 31, 2016			Quarter ended December 31, 2015			Quarter Ended March 31, 2015
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
Net sales	$414	$(9)	$405	$399	$(9)	$390	$438	$(9)	$429
Cost of goods sold	293	—	293	295	—	295	340	—	340
Gross profit	121	(9)	112	104	(9)	95	98	(9)	89
Gross profit %	29%		28%	26%		24%	22%		21%
Selling, general and administrative	33	2	35	38	—	38	36	—	36
Depreciation and amortization	21	—	21	23	—	23	24	(1)	23
Research and development	5	—	5	5	—	5	5	—	5
Facility closures, severance and related costs	—	—	—	1	(1)	—	1	(1)	—
Loss on sale of business	—	—	—	—	—	—	3	(3)	—
Impairment charges	1	(1)	—	1	(1)	—	—	—	—
Pension settlement	162	(162)	—	—	—	—	—	—	—
Operating (loss) income	(101)	152	51	36	(7)	29	29	(4)	25
Interest expense	(8)	—	(8)	(7)	—	(7)	(8)	—	(8)
Other (expense) income, net	(2)	—	(2)	10	(8)	2	11	—	11
(Loss) earnings from continuing operations before income taxes	(111)	152	41	39	(15)	24	32	(4)	28
Income tax benefit (expense)	15	(26)	(11)	27	(21)	6	(11)	3	(8)
(Loss) earnings from continuing operations	$(96)	$126	$30	$66	$(36)	$30	$21	$(1)	$20

Per share information:
(Loss) earnings from continuing operations - Basic	$(1.46)		$0.46	$0.98		$0.45	$0.31		$0.29
(Loss) earnings from continuing operations - Diluted	$(1.46)		$0.45	$0.96		$0.44	$0.30		$0.29

Weighted average shares outstanding - Basic	65.7		65.7	67.4		67.4	68.8		68.8
Weighted average shares outstanding - Diluted	65.7		66.5	68.5		68.5	69.8		69.8

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(9)			$(9)			$(9)
Other non-recurring (gains) charges		(2)			—			1
Facility closures, severance and related costs		—			1			1
Loss on sale of business		—			—			3
Impairment charges		1			1			—
Pension settlement		162			—			—
Release of translation adjustment from liquidation of entities		—			(8)			—
Pre-tax		152			(15)			(4)
Adjustment to apply a Managed Basis effective tax rate		(26)			(21)			3
After-tax		$126			$(36)			$(1)

Adjusted EBITDA consists of the following:
Operating (loss) income - GAAP			$(101)			$36			$29
Below market contract obligation			(9)			(9)			(9)
Other non-recurring (gains) charges			(2)			—			1
Facility closures, severance and related costs			—			1			1
Loss on sale of business			—			—			3
Impairment charges			1			1			—
Pension settlement			162			—			—
Operating income - Managed Basis			51			29			25
Depreciation and amortization - Managed Basis			21			23			23
Non-cash share-based compensation expense			3			3			3
Adjusted EBITDA			$75			$55			$51

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)
(In millions of dollars)

	Quarter Ended March 31, 2016			Quarter ended December 31, 2015			Quarter Ended March 31, 2015
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
NET SALES
Industrial Performance Products	$216	$—	$216	$198	$—	$198	$232	$—	$232
Industrial Engineered Products	172	—	172	169	—	169	175	—	175
Agrochemical Manufacturing	26	(9)	17	32	(9)	23	31	(9)	22
Total net sales	$414	$(9)	$405	$399	$(9)	$390	$438	$(9)	$429
OPERATING INCOME (LOSS)
Industrial Performance Products	$46	$—	$46	$30	$—	$30	$36	$—	$36
Industrial Engineered Products	18	—	18	17	—	17	2	1	3
Agrochemical Manufacturing	10	(9)	1	8	(9)	(1)	8	(9)	(1)
Segment operating income	74	(9)	65	55	(9)	46	46	(8)	38
General corporate expense, including amortization	(12)	(2)	(14)	(17)	—	(17)	(13)	—	(13)
Facility closures, severance and related costs	—	—	—	(1)	1	—	(1)	1	—
Loss on sale of business	—	—	—	—	—	—	(3)	3	—
Impairment charges	(1)	1	—	(1)	1	—	—	—	—
Pension settlement	(162)	162	—	—	—	—	—	—	—
Total operating (loss) income	$(101)	$152	$51	$36	$(7)	$29	$29	$(4)	$25

Managed Basis Adjustments consist of the following:
Below market contract obligation		$(9)			$(9)			$(9)
Other non-recurring (gains) charges		(2)			—			1
Facility closures, severance and related costs		—			1			1
Loss on sale of business		—			—			3
Impairment charges		1			1			—
Pension settlement		162			—			—
		$152			$(7)			$(4)

DEPRECIATION AND AMORTIZATION
Industrial Performance Products	$7	$—	$7	$7	$—	$7	$7	$—	$7
Industrial Engineered Products	11	—	11	12	—	12	12	(1)	11
Agrochemical Manufacturing	1	—	1	1	—	1	1	—	1
General corporate expense	2	—	2	3	—	3	4	—	4
Total depreciation and amortization	$21	$—	$21	$23	$—	$23	$24	$(1)	$23

NON-CASH SHARE-BASED COMPENSATION EXPENSE
Industrial Performance Products			$—			$—			$—
Industrial Engineered Products			—			—			—
Agrochemical Manufacturing			—			—			—
General corporate expense			3			3			3
Total non-cash share-based compensation expense			$3			$3			$3

Adjusted EBITDA by Segment:
Industrial Performance Products			$53			$37			$43
Industrial Engineered Products			29			29			14
Agrochemical Manufacturing			2			—			—
General corporate expense			(9)			(11)			(6)
Adjusted EBITDA			$75			$55			$51